                                                                     EXHIBIT 4.2




                                 FORM OF






                       ADVANTAGE MARKETING SYSTEMS, INC.

                               PURCHASE WARRANT

                                  Issued to:

                      [PAULSON INVESTMENT COMPANY, INC.]
                        [JOSEPH CHARLES & ASSOC., INC.]


                            Exercisable to Purchase

                                [130,000] Units








                     THIS WARRANT HAS NOT BEEN REGISTERED
                       UNDER THE SECURITIES ACT OF 1933
                            AND IS NOT TRANSFERABLE
                           EXCEPT AS PROVIDED HEREIN



                        Void after October    , 2002

          This is to certify that, for $____ and other value received and subject to the terms and conditions set forth below, the Warrantholder (hereinafter defined) is entitled to purchase, and the Company promises and agrees to sell and issue to the Warrantholder, at any time on or after October ___, 1998 and on or before October ___, 2002, up to [130,000] Units (hereinafter defined) at the Exercise Price (hereinafter defined).

          This Warrant Certificate is issued subject to the following terms and conditions:

     1.   Definitions of Certain Terms.  Except as may be otherwise clearly
          ----------------------------
required by the context, the following terms have the following meanings:

          (a) "Act" means the Securities Act of 1933, as amended.

          (b) "Closing Date" means the date on which the Offering is closed.

          (c) "Commission" means the Securities and Exchange Commission.

          (d) "Common Stock" means the common stock, $0.0001 par value, of the Company.

          (e) "Company" means Advantage Marketing Systems, Inc., an Oklahoma corporation.

          (f) "Company's Expenses" means any and all expenses payable by the Company or the Warrantholder in connection with an offering described in Section 6 hereof, except Warrantholder's Expenses.

          (g) "Effective Date" means the date on which the Registration Statement is declared effective by the Commission.

          (h) "Exercise Price" means the price at which the Warrantholder may purchase one complete Unit (or Securities obtainable in lieu of one complete
Unit) upon exercise of Warrants as determined from time to time pursuant to the provisions hereof. The initial Exercise Price is $_____ per Unit. If a Warrant is exercised for a component of a Unit or Units, then the price payable in connection with such exercise shall be determined by allocating $0.001 to the Unit Warrant and the balance of the Exercise Price to the share of Common Stock, or, in each case, to any securities obtainable in addition to or in lieu of such Unit Warrant or share of Common Stock by virtue of the application of Section 3 of this Warrant.

          (i) "Offering" means the public offering of Units made pursuant to the Registration Statement.

          (j) "Participating Underwriter" means any underwriter participating in the sale of the Securities pursuant to a registration under Section 6 of this Warrant Certificate.

          (k) "Registration Statement" means the Company's registration statement (File No. 333-34885) as amended on the Closing Date.

          (l) "Rules and Regulations" means the rules and regulations of the Commission adopted under the Act.

          (m) "Securities" means the securities obtained or obtainable upon exercise of the Warrant or securities obtained or obtainable upon exercise, exchange or conversion of such securities.

          (n) "Underwriting Agreement" means the agreement dated October   ,
1997, among the Company, Paulson Investment Company, Inc., and the several underwriters listed therein, substantially in the form filed with the Commission as Exhibit 1.1 to the Registration Statement, pursuant to which the Offering was conducted.

          (o) "Unit" means, as the case may require, either one of the Units offered to the Public pursuant to the Registration Statement or one of the Units obtainable on exercise of a Warrant, each Unit consisting of one share of Common Stock and one Unit Warrant to purchase one share of Common Stock on the terms and conditions described in the Registration Statement.

          (p) "Unit Warrant" means a Redeemable Common Stock Purchase Warrant included as a component of a Unit.

          (q) "Warrant Certificate" means a certificate evidencing the Warrant.

          (r) "Warrantholder" means a record holder of the Warrant or Securities. The initial Warrantholder is Paulson Investment Company, Inc. [Joseph Charles & Assoc., Inc.]

          (s) "Warrantholder's Expenses" means the sum of (i) the aggregate amount of cash payments made to an underwriter, underwriting syndicate, or agent in connection with an offering described in Section 6 hereof multiplied by a fraction, the numerator of which is the aggregate sales price of the Securities sold by such underwriter, underwriting syndicate, or agent in such offering and the denominator of which is the aggregate sales price of all of the securities sold by such underwriters, underwriting syndicate, or agents in such offering and (ii) all out-of-pocket expenses of the Warrantholder, except for the fees and disbursements of one firm retained as legal counsel for the Warrantholder that will be paid by the Company.

          (t) "Warrant" means the warrant evidenced by this certificate, any similar certificate issued in connection with the Offering, or any certificate obtained upon transfer or partial exercise of the Warrant evidenced by any such certificate.


     2.   Exercise of Warrants.  All or any part of the Warrant may be exercised
          --------------------
commencing on the first anniversary of the Effective Date and ending at 5:00 p.m. (Pacific Time) on the fifth anniversary of the Effective Date by surrendering this Warrant Certificate, together with appropriate instructions, duly executed by the Warrantholder or by its duly authorized attorney, at the office of the Company, 2601 Northwest Expressway, Suite 1210W, Oklahoma City, Oklahoma 73112, or at such other office or agency as the Company may designate. Upon receipt of notice of exercise, the Company shall immediately instruct its transfer agent to prepare certificates for the Securities to be received by the Warrantholder upon completion of the Warrant exercise. When such certificates are prepared, the Company shall notify the Warrantholder and deliver such certificates to the Warrantholder or as per the Warrantholder's instructions immediately upon payment in full by the Warrantholder, of the Exercise Price by cashier's check or wire transfer of funds with respect to the Securities being purchased. The Securities to be obtained on exercise of the Warrant will be deemed to have been issued, and any person exercising the Warrants will be deemed to have become a holder of record of those Securities, as of the date of the payment of the Exercise Price. If the Warrantholder shall represent and warrant that all applicable registration and prospectus delivery requirements for their sale have been complied with upon sale of the securities received upon exercise of the Warrant, such certificates shall not bear a legend with respect to the Act.

     If fewer than all the Securities purchasable under the Warrant are purchased, the Company will, upon such partial exercise, execute and deliver to the Warrantholder a new Warrant Certificate (dated the date hereof), in form and tenor similar to this Warrant Certificate, evidencing that portion of the Warrant not exercised.

     3.   Adjustments in Certain Events.  The number, class, and price of
          -----------------------------
Securities for which this Warrant Certificate may be exercised are subject to adjustment from time to time upon the happening of certain events as follows:

          (a) If the outstanding shares of the Company's Common Stock are divided into a greater number of shares or a dividend in stock is paid on the Common Stock, the number of shares of Common Stock for which the Warrant is then exercisable will be proportionately increased and the Exercise Price will be proportionately reduced; and, conversely, if the outstanding shares of Common Stock are combined into a smaller number of shares of Common Stock, the number of shares of Common Stock for which the Warrant is then exercisable will be proportionately reduced and the Exercise Price will be proportionately increased. The increases and reductions provided for in this subsection 3(a) will be made with the intent and, as nearly as practicable, the effect that neither the percentage of the total equity of the Company obtainable on exercise of the Warrants nor the price payable for such percentage upon such exercise will be affected by any event described in this subsection 3(a).

          (b) In case of any change in the Common Stock through merger, consolidation, reclassification, reorganization, partial or complete liquidation, purchase of substantially all the assets of the Company, or other change in the capital structure of the Company, then, as a condition of such change, lawful and adequate provision will be made so that the holder of this Warrant Certificate will have the right thereafter to receive upon the exercise of the Warrant the kind and amount of shares of stock or other securities or property to which he would have been entitled if, immediately prior to such event, he had held the number of shares of Common Stock obtainable upon the exercise of the Warrant. In any such case, appropriate adjustment will be made in the application of the provisions set forth herein with respect to the rights and interest thereafter of the Warrantholder, to the end that the provisions set forth herein will thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the exercise of the Warrant. The Company will not permit any change in its capital structure to occur unless the issuer of the shares of stock or other securities to be received by the holder of this Warrant Certificate, if not the Company, agrees to be bound by and comply with the provisions of this Warrant Certificate.

          (c) When any adjustment is required to be made in the number of shares of Common Stock, other securities, or the property purchasable upon exercise of the Warrant, the Company will promptly determine the new number of such shares or other securities or property purchasable upon exercise of the Warrant and (i) prepare and retain on file a statement describing in reasonable detail the method used in arriving at the new number of such shares or other securities or property purchasable upon exercise of the Warrant and (ii) cause a copy of such statement to be mailed to the Warrantholder within thirty (30) days after the date of the event giving rise to the adjustment.

          (d) No fractional shares of Common Stock or other securities will be issued in connection with the exercise of the Warrant, but the Company will pay, in lieu of fractional shares, a cash payment therefor on the basis of the mean between the bid and asked prices of the Common Stock or Unit Warrant, as the case may be, in the over-the-counter market or the closing sale price of the Common Stock, or Unit Warrant, as the case may be, on the Nasdaq SmallCap Market or a national securities exchange on the day immediately prior to exercise.

          (e) If securities of the Company or securities of any subsidiary of the Company are distributed pro rata to holders of Common Stock, such number of securities will be distributed to the Warrantholder or his assignee upon exercise of his rights hereunder as such Warrantholder or assignee would have been entitled to if this Warrant Certificate had been exercised prior to the record date for such distribution. The provisions with respect to adjustment of the Common Stock provided in this Section 3 will also apply to the securities to which the Warrantholder or his assignee is entitled under this subsection 3(e).

          (f) Notwithstanding anything herein to the contrary, there will be no adjustment made hereunder on account of the sale by the Company of the Common Stock or other Securities purchasable upon exercise of the Warrant.


     4.   Reservation of Securities.  The Company agrees that the number of
          -------------------------
shares of Common Stock, Unit Warrants or other Securities sufficient to provide for the exercise of the Warrant upon the basis set forth above will at all times during the term of the Warrant be reserved for exercise.


     5.   Validity of Securities.  All Securities delivered upon the exercise of
          ----------------------
the Warrant will be duly and validly issued in accordance with their terms, and the Company will pay all documentary and transfer taxes, if any, in respect of the original issuance thereof upon exercise of the Warrant.


     6.   Registration of Securities Issuable on Exercise of Warrant
          ----------------------------------------------------------
Certificates.
------------

          (a) The Company will register the Securities with the Commission pursuant to the Act so as to allow the unrestricted sale of the Securities to the public from time to time commencing on the first anniversary of the Effective Date and ending at 5:00 p.m. (Pacific Time) on the fifth anniversary of the Effective Date (the "Registration Period"). The Company will also file such applications and other documents necessary to permit the sale of the Securities to the public during the Registration Period in those states designated by the Warrantholders among those in which the Units were qualified for sale in the Offering or in such other states as the Company and the Warrantholder agree.

          (b) The Company will pay all of the Company's Expenses and each Warrantholder will pay its pro rata share of the Warrantholder's Expenses relating to the registration, offer and sale of the Securities.

        (c) Except as specifically provided herein, the manner and conduct of the registration, including the contents of the registration statement, will be entirely in the control and at the discretion of the Company. The Company will file such post-effective amendments and supplements as may be necessary to maintain the currency of the registration statement during the Registration Period. In addition, if the Warrantholder participating in the registration is advised by counsel that the registration statement, in their opinion, is deficient in any material respect, the Company will use its best efforts to cause the registration statement to be amended to eliminate the concerns raised.

        (d) The Company will furnish to the Warrantholder the number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as it may reasonably request in order to facilitate the disposition of Securities owned by it.

        (e) The Company will, at the request of Warrantholders holding at least 50 percent of the then outstanding Warrants, (i) furnish an opinion of the counsel representing the Company for the purposes of the registration pursuant to this Section 6, addressed to the Warrantholders and any Participating Underwriter, (ii) in the event of an underwritten offering, furnish an appropriate letter from the independent public accountants of the Company, addressed to the Warrantholders and any Participating Underwriter, and (iii) make such representations and warranties to the Warrantholders and any Participating Underwriter as are customarily given to underwriters of public offerings of equity securities in connection with such offerings. A request pursuant to this subsection (e) may be made on three occasions. The documents required to be delivered pursuant to this subsection (e) will be dated within ten days of the request and will be, in form and substance, equivalent to similar documents furnished to the underwriters in connection with the Offering, with such changes as may be appropriate in light of changed circumstances.

     7. Indemnification in Connection with Registration.
        -----------------------------------------------

        (a) If any of the Securities are registered, the Company will indemnify and hold harmless each selling Warrantholder, any person who controls any Warrantholder within the meaning of the Act, and any Participating Underwriter against any losses, claims, damages, or liabilities, joint or several, to which any Warrantholder, controlling person, or Participating Underwriters may be subject under the Act or otherwise; and it will reimburse each Warrantholder, each controlling person, and each Participating Underwriter for any legal expenses reasonably incurred by the Warrantholder, controlling person, or Participating Underwriter in connection with investigating or defending any such loss, claim, damage, liabilities, joint or several (or actions in respect thereof), arise out of or are based upon any untrue statement or alleged untrue statement of any material tact contained, on the effective date thereof, in any such registration statement or any preliminary prospectus or final prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any case to the extent
--------  -------
that any loss, claim, damage, or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any registration statement, preliminary prospectus, final prospectus, or any amendment or supplement thereto, in reliance upon and in conforritity with written information furnished by a Warrantholder for use in the preparation thereof. The indemnity agreement contained in this subsection (a) will not apply to amounts paid to any claimant in settlement of any suit or claim unless such payment is first approved by the Company, such approval not to be unreasonably withheld.

        (b) Each selling Warrantholder, as a condition of the Company's registration obligation, will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed any registration statement or other filing, or any amendment or supplement thereto, and any person who controls the Company within the meaning of the Act, against any losses, claims, damages, or liabilities to which the Company or any such director, officer, or controlling person may become subject under the Act or otherwise, and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, or action, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in said registration statement, any preliminary or final prospectus, or other filing or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in said registration statement, preliminary or final prospectus, or other filing, or amendment or supplement, in reliance upon and in conformity with written information furnished by such Warrantholder for use in the preparation thereof; provided, however, that the indemnity agreement contained in this subsection (b)
--------  -------
will not apply to amounts paid to any claimant in settlement of any suit or claim unless such payment is first approved by the Warrantholder, such approval not to be unreasonably withheld.

        (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, notify the indemnifying party of the commencement thereof; but the omission to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party otherwise than under subsections (a) and (b).

        (d) If any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; and after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

        (e) Notwithstanding anything to the contrary herein, any indemnification obligation arising out of any claims subject to the indemnification provisions contained in the Underwriting Agreement shall be governed entirely by the Underwriting Agreement, and not by the provisions of this Warrant.

     8. Restrictions on Transfer.  This Warrant Certificate and the Warrant may
        ------------------------
not be sold, transferred, assigned or hypothecated for a one-year period after the Effective Date except to underwriters of the Offering or to individuals who are either a partner or an officer of such an underwriter or by will or by operation of law. The Warrant may be divided or combined, upon request to the Company by the Warrantholder, into a certificate or certificates evidencing the same aggregate number of Warrants.


     9. No Rights as a Shareholder.  Except as otherwise provided herein, the
        --------------------------
Warrantholder will not, by virtue of ownership of the Warrant, be entitled to any rights of a shareholder of the Company but will, upon written request to the Company, be entitled to receive such quarterly or annual reports as the Company distributes to its shareholders.

    10. Optional Conversion.
        -------------------

        (a) In addition to and without limiting the right of any Warrantholder under the terms of this Warrant, the Warrantholder shall have the right (the "Conversion Right") to convert this Warrant or any portion thereof into Securities as provided in this paragraph 10 at any time or from time to time after the first anniversary of the date hereof and prior to its expiration. Upon exercise of the Conversion Right with respect to a particular number of Units subject to this Warrant (the "Converted Securities"), the Company shall deliver to the holder of this Warrant, without payment by the holder of any exercise price or any cash or other consideration, that number of Units equal to the quotient obtained by dividing the Net Value (as hereinafter defined) of the Converted Securities by the sum of the fair market value (as defined in paragraph (c) below) of a single share of Common Stock, plus a single Unit Warrant, determined in each case as of the close of business on the Conversion Date (as hereinafter defined). The "Net Value" of the Converted Securities shall be determined by subtracting the aggregate. Exercise Price of the Converted Securities from the aggregate fair market value of the Converted Securities. Notwithstanding anything in this paragraph 10 to the contrary, the Conversion Right cannot be exercised with respect to a number of Converted Securities having a Net Value below $100. No fractional shares shall be issuable upon exercise of the Conversion Right, and if the number of shares to be issued in accordance with the foregoing formula is other than a whole number, the Company shall pay to the holder of this Warrant an amount in cash equal to the fair market value of the resulting fractional share.

        (b) The Conversion Right may be exercised by the holder of this Warrant by the surrender of this Warrant at the principal office of the Company together with a written statement specifying that the holder thereby intends to exercise the Conversion Right and indicating the number of Securities subject to this Warrant which are being surrendered (referred to in paragraph (a) above as the Converted Securities) in exercise of the Conversion Right. Such conversion shall be effective upon receipt by the Company of this Warrant together with the aforesaid written statement, or on such later date as is specified therein (the "Conversion Date"), but not later than the expiration date of this Warrant. Certificates for the shares of Common Stock and Unit Warrants issuable upon exercise of the Conversion Right, together with a check in payment of any fractional share and, in the case of a partial exercise, a new Warrant evidencing the Securities remaining subject to this Warrant, shall be issued as of the Conversion Date, and shall be delivered to the holder of this Warrant within seven days following the Conversion Date.

        (c) For purposes of this paragraph 10, the "fair market value" of a share of Common Stock or Unit Warrant as of a particular date shall be the mean between the bid and asked price of the Common Stock or Unit Warrant, as the case may be, as quoted in the over the counter market, or, if applicable, the closing sale price of the Common Stock or Unit Warrant, as the case may be, on the Nasdaq Stock Market or a national exchange.

    11.   Notice.  Any notices required or permitted to be given hereunder will
          ------
be in writing and may be served personally or by mail; and if served will be addressed as follows:

          If to the Company:

                 2601 Northwest Expressway
                 Suite 1210W
                 Oklahoma City, Oklahoma  73112
                 Attn:  President

          If to the Warrantholder:

                 at the address furnished
                 by the Warrantholder to the
                 Company for the purpose of
                 notice.

          Any notice so given by mail will be deemed effectively given 48 hours after mailing when deposited in the United States mail, registered or certified mail, return receipt requested, postage prepaid and addressed as specified above. Any party may by written notice to the other specify a different address for notice purposes.


    12.   Applicable Law.  This Warrant Certificate will be governed by and
          --------------
construed in accordance with the laws of the State of Oregon, without reference to conflict of laws principles thereunder. All disputes relating to this Warrant Certificate shall be tried before the courts of Oregon located in Multnomah County, Oregon, to the exclusion of all other courts that might have jurisdiction.

       Dated as of October ___, 1997.

ADVANTAGE MARKETING SYSTEMS, INC.


By:
   --------------------------------------

   --------------------------------------


Agreed and Accepted as of October ___, 1997

[PAULSON INVESTMENT COMPANY, INC.]
[JOSEPH CHARLES & ASSOC., INC.]


By:
   --------------------------------------

   --------------------------------------